Exhibit 2.1
FOURTH AMENDMENT TO
ASSET PURCHASE AGREEMENT

This FOURTH AMENDMENT ("Amendment") to the Asset Purchase Agreement (as amended by a First Amendment dated as of April 14, 2014, a Second Amendment dated as of April 30, 2014 and a Third Amendment dated as of May 2, 2014, collectively, the "Purchase Agreement") made and entered into effective as of March 17, 2014 by and among VERTEX ENERGY, INC., a Nevada corporation ("Vertex"), VERTEX REFINING LA, LLC, a Louisiana limited liability company and an indirectly owned subsidiary of Vertex ("Louisiana Buyer"), VERTEX REFINING NV, LLC, a Nevada limited liability company and an indirectly owned subsidiary of Vertex ("Bango Buyer;" and along with Louisiana Buyer, individually a "Buyer" and collectively, the "Buyers"), LOUISIANA LV OR LLC, a Delaware limited liability company formerly known as Omega Refining, LLC ("Omega"), BANGO REFINING NV, LLC, a Delaware limited liability company ("Bango Refining;" and along with Omega, each a "Seller" and collectively, the "Sellers"), and OMEGA HOLDINGS COMPANY LLC, a Delaware limited liability company (the "Equity Owner"), is entered into effective as of December 31, 2014 by each of the foregoing parties to the Purchase Agreement. Capitalized terms not otherwise defined in this Second Amendment will have the meanings given to them in the Purchase Agreement.

RECITALS

A.           Each of the undersigned parties has entered into the Purchase Agreement pursuant to which Buyers have agreed to purchase and acquire from Sellers certain of the assets, claims and rights of Sellers related to the operation of the Business and Buyers have agreed to assume and perform certain liabilities and obligations of Sellers related to the operation of the Business, all on the terms and conditions as set forth in the Purchase Agreement.

B.           The Purchase Agreement has previously been amended pursuant to the terms of the amendments referred to above in the Preamble.

C.           The undersigned parties to the Purchase Agreement desire to further amend the Purchase Agreement in accordance with the terms and conditions of this Amendment.

AGREEMENTS

In consideration of the mutual promises set forth in the Purchase Agreement and below, the undersigned agree to amend the provisions of the Purchase Agreement as follows:

1.           Second Closing Termination Date.  Section 10.01(b) of the Purchase Agreement is hereby amended to read in its entirety as follows:

"(b)           by either Vertex and Buyers, on the one hand, or Sellers and the Equity Owner, on the other hand, if, with respect to the Initial Closing, the Initial Closing shall have not been consummated by May 2, 2014 or, if, with respect to the Second Closing, the Second Closing shall not have occurred on or before January 31, 2015, or such other date as the Parties shall agree upon in writing; provided, however, that Buyers and Vertex may not terminate this Agreement pursuant to this Section 10.01(b) if Buyers or Vertex are in material breach of this Agreement and such breach is intentional and the principal cause for the failure of the applicable Closing to not have occurred by such date, and Sellers and the Equity Owner may not terminate this Agreement pursuant to this Section 10.01(b) if any of Sellers and the Equity Owner is in material breach of this Agreement and such breach is intentional and the principal cause for the failure of the applicable Closing to not have occurred by such date;"

2.           No Other Changes.  All other terms, conditions, covenants, obligations and agreements in the Purchase Agreement (as previously amended) shall remain in full force and effect and without any change due to this Fourth Amendment. Except as specifically set forth herein, the Purchase Agreement (as previously amended) shall remain in full force and effect in accordance with its terms.  To the extent this Fourth Amendment is inconsistent with the Purchase Agreement, this Fourth Amendment shall govern and control.

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IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to the Asset Purchase Agreement to be executed effective as of the day, month and year first above written.

SELLERS:

LOUISIANA LV OR LLC (f/k/a Omega Refining, LLC)

By:_/s/Richard A. Silverberg_______
       Richard A. Silverberg, Manager

BANGO REFINING NV, LLC

      By: Omega Holdings Company LLC

      By:_/s/Richard A. Silverberg_____
            Richard A. Silverberg, Manager

EQUITY OWNER: OMEGA HOLDINGS COMPANY LLC By:_/s/Richard A. Silverberg_______ Richard A. Silverberg, Manager
BUYERS:

VERTEX REFINING LA, LLC

By:_/s/Benjamin P Cowart_________
      Benjamin P. Cowart, President and
  Chief Executive Officer

VERTEX:

VERTEX ENERGY, INC.

By:_/s/Benjamin P Cowart_________
       Benjamin P. Cowart, President and
       Chief Executive Officer

VERTEX REFINING NV, LLC By:_/s/Benjamin P Cowart_________ Benjamin P. Cowart, President and Chief Executive Officer

[Signature Page to Fourth Amendment to Asset Purchase Agreement]